                                                                   EXHIBIT 10.18

                           SOFTWARE LICENSE AGREEMENT

      THIS SOFTWARE LICENSE AGREEMENT (the "Agreement") is made to be effective as of January 1, 2004 (the "Effective Date") and is by and among CENTURY SURETY COMPANY, an Ohio corporation ("Century"), EVERGREEN NATIONAL INDEMNITY COMPANY, an Ohio corporation ("Evergreen"), and CONTINENTAL HERITAGE INSURANCE COMPANY ("CHIC"). Evergreen and CHIC are hereinafter sometimes referred to collectively as the "Companies" and each individually as a "Company." All references herein to the "parties" or a "party" refer to Century, on the one hand, and the Companies (or either of them), on the other hand.

                                    RECITALS

      WHEREAS, Century, Evergreen and CHIC entered into a Reinsurance Pooling Agreement dated as of January 1, 1995 (the "Pooling Agreement") whereby the three parties each agreed, inter alia, to share the costs and expenses of developing certain proprietary software known as CIMS as further identified on
Schedule 1 attached hereto (the "Software"), the development of which was undertaken for the mutual benefit of the parties;

      WHEREAS, the Software development and the authorship of the source code for the Software was undertaken and performed in-house by information technology employees of Century in the course of their regular job duties for Century;

      WHEREAS, the parties desire to define their respective rights with respect to the Software; and

      WHEREAS, in recognition of the shared expense of the Software development, Century desires to grant, and each Company desires to obtain, a fully paid-up, royalty free, non-exclusive, perpetual license to the Software under the terms and conditions of this Agreement.

      NOW THEREFORE, in consideration of the foregoing premises, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and of the mutual covenants and conditions hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE 1.
                                  LICENSE TERMS

      1.1 LICENSE GRANT. Century hereby grants to each Company, and each Company hereby accepts, a non-exclusive, fully paid up, royalty free, perpetual license to use and modify the Software as it currently exists as of the Effective Date, for each Company's respective business operations. This license grant shall be sufficiently broad to permit each Company to make as many copies of the Software as reasonably necessary to use the Software in connection with each Company's respective business operations. The license grant also shall permit each Company to modify, or have third-party vendors modify the Software solely for such Company's business operations.

      1.2 LICENSE RESTRICTIONS. In addition to the restrictions set forth in
Section 4.9, the license granted herein shall not permit the Companies, and the Companies shall be prohibited from, copying the Software for sale, license, lease, rental or other transaction to any third-parties (other than an affiliate (within the meaning of Ohio Revised Code Section 3901.32) of such party, provided that such affiliate may use and disclose the Confidential Information only if and to the extent that the Companies may do so under the terms of this Agreement); provided further, that the Companies shall not be prohibited from providing copies of the Software to a third-party who is not a competitor of Century for the sole purpose of permitting such third-party to provide integration or similar services to the Companies, for their own internal business purposes, so long as the Companies by contract prohibit such third party from disclosing or using the Software for any purpose other than to provide such services to the Companies.

      1.3 NO ROYALTY PAYMENTS. So long as a Company is in compliance with the terms and conditions of this Agreement, that Company shall owe no royalty or other payments of any kind to Century for its exercise of the license granted herein, and its use of the Software as described herein.

      1.4 NO NEW VERSIONS. It is understood and agreed by the parties that the software license grant as contained in this Article 1 shall only cover the Software as it exists as of the Effective Date. Nothing herein shall be construed to grant any license, ownership, or rights of any kind to any new versions, upgrades, updates, patches, bug-fixes, or other iterations of the Software, and nothing herein shall be construed to require Century to license or provide any additional software, versions, upgrades, updates, batches, bug fixes, or any other items created, developed, enhanced or improved after the Effective Date.

                                   ARTICLE 2.
                             LIMITATION OF LIABILITY

      IN NO EVENT SHALL CENTURY BE LIABLE FOR ANY DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF ANTICIPATED PROFITS OR ECONOMIC LOSS, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT.

                                   ARTICLE 3.
                            DISCLAIMER OF WARRANTIES

      THE SOFTWARE IS PROVIDED BY CENTURY ON AN "AS IS" AND "WHERE IS" BASIS AND CENTURY SPECIFICALLY DISCLAIMS ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, OR OTHERWISE ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES. THE PARTIES FURTHER AGREE THAT THE PROVISIONS OF THE UNIFORM COMMERCIAL CODE SHALL NOT APPLY TO THIS AGREEMENT.

                                   ARTICLE 4.
                                     GENERAL

      4.1 ASSIGNMENT. The rights and obligations of the parties under this Agreement are personal and not assignable, either voluntarily or by operation of law, without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld. Any attempted or purported assignment which is not in compliance with this Section 4.1 shall be null and void. Subject to the foregoing, all provisions contained in this Agreement shall extend to and be binding upon the parties hereto or their respective successors and permitted assigns.

      4.2 RELATIONSHIP OF PARTIES. Nothing contained in this Agreement shall be deemed or construed by the parties, or by any third party, to create the relationship of partnership or joint venture between the parties hereto, it being understood and agreed that no provision contained herein shall be deemed to create any relationship between the parties hereto other than the relationship of independent parties. Neither Company nor Century has, and shall not hold itself out as having, any authority to enter into any contract or create any obligation or liability on behalf of, in the name of, or binding upon the other, other than as provided in this Agreement.

      4.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

      4.4 NOTICE. All notices which either party may be required or desire to give to the other party shall be in writing and shall be given by personal service, telecopy, registered mail or certified mail (or its equivalent), or overnight courier to the other party at its respective address or telecopy telephone number set forth below. Mailed notices and notices by overnight courier shall be deemed to be given upon actual receipt by the party to be notified. Notices delivered by telecopy shall be confirmed in writing by overnight courier and shall be deemed to be given upon actual receipt by the party to be notified.

      If to Century:          Century Surety Company
                              465 Cleveland Avenue
                              Westerville, Ohio 43082
                              Attn: John A. Marazza, Executive Vice President
                                      and Secretary
                              Telephone: 614-895-2000
                              Facsimile: 614-895-2707
                              jmarazza@procentury.com

      If to the Companies:    Evergreen National Indemnity Company and/or
                              Continental Heritage Insurance Company
                              465 Cleveland Avenue
                              Westerville, Ohio 43082
                              Attn: Roswell P. Ellis, President
                              Telephone: 614-895-2000
                              Facsimile: 614-895-2707
                              rellis@centurysurety.com

      A party may change its address or addresses set forth above by giving the other party notice of the change in accordance with the provisions of this section.

      4.5 HEADINGS. The section headings in this Agreement are solely for convenience and shall not be considered in its interpretation. The recitals set forth on the first page of this Agreement are incorporated into the body of the Agreement. The Schedule referred to in this Agreement is attached to this Agreement and is incorporated into this Agreement. Unless the context clearly indicates, words used in the singular include the plural, words in the plural include the singular and the word "including" means "including but not limited to".

      4.6 WAIVER. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall not affect in any way the foil right to require the performance at any subsequent time. The waiver by either party of a breach of any provision of this Agreement shall not be taken or held to be a waiver of the provision itself. Any course of performance shall not be deemed to amend or limit any provision of this Agreement.

      4.7 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable for any reason, the invalidity shall not affect the validity of the remaining provisions of this Agreement, and the parties. shall substitute for the invalid provisions a valid provision which most closely approximates the intent and economic effect of the invalid provision.

      4.8 ENTIRE AGREEMENT. This Agreement, including the Schedule, sets forth all of the promises, agreements, conditions and understandings between the parties respecting the subject matter hereof and supersedes all negotiations, conversations, discussions, correspondence, memorandums and agreements between the parties concerning the subject matter. This Agreement may not be modified except by a writing signed by authorized representatives of both parties to this
Agreement: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      4.9 CONFIDENTIALITY. Each party acknowledges that the Software and all business information relating thereto is propriety and confidential and contains confidential information, trade secrets and other valuable proprietary information (collectively with the Software, the "Confidential Information"). Each party agrees not to, directly or indirectly, disclose, disseminate or share the Confidential Information to or with any competitor of the other party without the prior written consent of the other party; provided however, that no party shall be prohibited hereby from disclosing, disseminating or sharing the Confidential Information with a competitor who, at the time of such disclosing, disseminating or sharing, is either (a) an affiliate (within the meaning of Ohio Revised Code Section 3901.32) of such party, provided that such affiliate may use and disclose the Confidential Information only if and to the extent that the disclosing party may do so under the terms of this Agreement; or (b) performing due diligence in connection with discussions regarding a possible acquisition or affiliation, provided that such competitor enters into a confidentiality agreement with the disclosing party which prohibits such person's use or disclosure of the Confidential Information.

      IN WITNESS WHEREOF, the parties to this Agreement have caused it to be executed by their duly authorized officers as of the day and year first written above. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

CENTURY:                                  EVERGREEN:

Century Surety Company                    Evergreen National Indemnity Company

Accepted By:                              Accepted By:
            ------------------------                   -------------------------

Printed Name:                             Printed Name:
              ----------------------                   -------------------------

Title:                                    Title:
      ------------------------------            --------------------------------

                                          CHIC:

                                          Continental Heritage Insurance Company

                                          Accepted By:
                                                      --------------------------

                                          Printed Name:
                                                       -------------------------

                                          Title:
                                                --------------------------------

                                   EXHIBIT "A"

                             SOFTWARE BEING LICENSED

         Description of CIMS Software to be governed by this Agreement:

CIMS

The CIMS Software System consists of the following modules:

-     Policy System

-     Claims System

-     Billing System

-     Quote System

-     Audit System

-     Management Reporting

-     Expense System

-     Regulatory Communication and Control System (RCCS)